Exhibit 10.2

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

SCHEDULE 4.2(a)(4) TO FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

DESIGNATION OF 7.125% SERIES C CUMULATIVE TERM PREFERRED UNITS

1. Designation and Number. A series of term preferred units, designated the “7.125% Series C Cumulative Term Preferred Units” (the “Series C Term Preferred Units”) is hereby established. The number of Series C Term Preferred Units authorized for issuance shall be 1,700,000.

Rank. The Series C Term Preferred Units, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, will rank (i) senior to all classes or series of senior common units and common units of the Partnership (collectively, the “Common Units”) and to all other Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank junior to the Series C Term Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series C Term Preferred Units with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, including, but not limited to, each of the 7.75% Series A Cumulative Redeemable Preferred Units and 7.50% Series B Cumulative Redeemable Preferred Units of the Partnership (collectively, the “Parity Preferred Units”); and (iii) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series C Term Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership and to all existing and future indebtedness of the Partnership.

3. Distributions.

(a) Holders of the Series C Term Preferred Units are entitled to receive, when and as declared by the General Partner, out of funds legally available for the payment of distributions, preferential cumulative cash distributions at the rate of 7.125% per annum of the $25.00 liquidation preference per Series C Term Preferred Unit (equivalent to a fixed annual amount of $1.7813 per Series C Term Preferred Unit). Distributions on the Series C Term Preferred Units shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on or before the last Business Day (as defined below) of each month (each, a “Distribution Payment Date”). The first distribution will be payable on February 29, 2012 and monthly thereafter on the last day of the month, or, if not a Business Day (as defined below), on the next succeeding Business Day (each, a “Distribution Payment Date”). The first distribution, which will be payable on February 29, 2012, will be for more than a full month. Such distribution and any distribution payable on the Series C Term Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the ownership records of the Partnership at the close of business on the applicable record date, which shall be the date designated by the General Partner of the Partnership that is not more than 20 nor less than 7 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

The term “Business Day” shall mean any calendar day on which the New York Stock Exchange is open for trading.

(b) No distributions on Series C Term Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such distributions would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, distributions on the Series C Term Preferred Units will accumulate whether or not the Partnership has earnings, whether or not restrictions exist in respect thereof, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accumulated but unpaid distributions on the Series C Term Preferred Units will not bear interest, and holders of the Series C Term Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described above. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Term Preferred Units and the Partnership Interests of any Parity Preferred Units, all distributions declared upon the Series C Term Preferred Units and any Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per Series C Term Preferred Unit and such Parity Preferred Units shall in all cases bear to each other the same ratio that accumulated distributions per unit on the Series C Term Preferred Units and such Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have a cumulative distribution) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series C Term Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than a distribution in Common Units or other Partnership Interests ranking junior to the Series C Term Preferred Units as to distributions and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon the Common Units or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series C Term Preferred Units as to distributions or upon liquidation, nor shall any Common Units or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series C Term Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Partnership Interests) by the Partnership. Holders of Series C Term Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities, in excess of full cumulative distributions on the Series C Term Preferred Units as provided above. Any distribution payment made on the Series C Term Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such Series C Term Preferred Units which remains payable.

4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series C Term Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25 per Series C Term Preferred Unit, plus an amount equal to any accumulated and unpaid distributions to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Units or any other class or series of Partnership Interests in the Partnership that ranks junior to the Series C Term Preferred Units as to liquidation rights. If the assets of the Partnership legally available for distribution to holders of Partnership Interests are insufficient to pay in full the liquidation preference on the Series C Term Preferred Units and the liquidation preference on any Parity Preferred Units, all assets distributed to the holders of the Series C Term Preferred Units and any Parity Preferred Units shall be distributed pro rata so that the amount of assets distributed per Series C Term Preferred Unit and such Parity Preferred Units shall in all cases bear to each other the same ratio that the liquidation preference per Series C Term Preferred Unit and such Parity Preferred Units bear to each other. The Partnership will promptly provide to the holders of Series C Term Preferred Units written notice of any event triggering the right to receive such liquidation preference. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid distributions to which they are entitled, the holders of Series C Term Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership or corporation with or into the Partnership, or a sale, lease, transfer or conveyance of all or substantially all of the Partnership’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

5. Redemption. The Series C Term Preferred Units shall be subject to redemption by the Partnership as provided below:

(a) Definitions. As used in this Section 5, the following terms shall have the following meanings unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Triggering Payment” shall have the meaning as set forth in Section 5(d)(i).

“Change of Control Payment Date” shall have the meaning as set forth in Section 5(d)(ii).

“Change of Control Redemption” shall have the meaning as set forth in Section 5(d)(i).

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Gladstone Commercial Corporation’s assets and the assets of Gladstone Commercial Corporation’s subsidiaries, taken as a whole, to any Person, other than Gladstone Commercial Corporation or one of Gladstone Commercial Corporation’s subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Gladstone Commercial Corporation’s outstanding Voting Stock or other Voting Stock into which Gladstone Commercial Corporation’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Gladstone Commercial Corporation consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Gladstone Commercial Corporation, in any such event pursuant to a transaction in which any of Gladstone Commercial Corporation’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Gladstone Commercial Corporation’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors of Gladstone Commercial Corporation are not Continuing Directors; or (5) the adoption of a plan relating to Gladstone Commercial Corporation’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) Gladstone Commercial Corporation becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Gladstone Commercial Corporation’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of the Gladstone Commercial Corporation’s Board of Directors who (A) was a member of such Board of Directors on the date the Series C Term Preferred Units were issued or (B) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Distribution Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(i) cash or any cash equivalent;

(ii) any U.S. Government Obligation;

(iii) any Short-Term Money Market Instrument;

(iv) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Short-Term Money Market Instruments or U.S. Government Obligations or any combination thereof; or

(v) any letter of credit from a bank or other financial institution that has a credit rating from at least one rating agency that is the highest applicable rating generally ascribed by such rating agency to bank deposits or short-term debt of similar banks or other financial institutions as of the date hereof (or such rating’s future equivalent).

“Electronic Means” means electronic mail transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Market Value” of any asset of the Partnership means, for securities for which market quotations are readily available, the market value thereof determined by an independent third-party pricing service designated from time to time by the General Partner. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods that include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.

“Notice of Redemption” shall have the meaning as set forth in Section 5(d).

“Optional Redemption Date” shall have the meaning as set forth in Section 5(c)(i).

“Optional Redemption Price” shall have the meaning as set forth in Section 5(c)(i).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Redemption and Paying Agent” means Computershare Limited and its successors or any other redemption and paying agent appointed by the Partnership with respect to the Series C Term Preferred Units.

“Redemption Date” shall have the meaning as set forth in Section 5(d).

“Redemption Price” shall mean the Term Redemption Price or the Optional Redemption Price, as applicable.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Partnership that agrees to follow the procedures required to be followed by such securities depository as set forth herein with respect to the Series C Term Preferred Units.

“Short-Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Partnership, the remaining term to maturity thereof is not in excess of 180 days:

(i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii) demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia); and

(iii) overnight funds.

“Term Redemption Price” shall have the meaning as set forth in Section 5(a).

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the directors of such Person.

(b) Term Redemption. The Partnership shall redeem, out of funds legally available therefor, all Series C Term Preferred Units on January 31, 2017 (the “Term Redemption Date”), at a price per unit equal to the liquidation preference per Series C Term Preferred Unit plus an amount equal to all unpaid distributions on such Series C Term Preferred Unit accumulated to (and including) the Term Redemption Date (whether or not earned or declared by the Partnership, but excluding interest thereon) (the “Term Redemption Price”).

(c) Optional Redemption.

(i) Except as set forth in Section 5(d), the Series C Term Preferred Units are not redeemable prior to the close of business on January 31, 2016. However, Partnership Interests owned by a Limited Partner in excess of 9.8% in value of outstanding Partnership Interests will be deemed “excess units,” and the Partnership will have the right to purchase those excess units from the Limited Partner. Subject to the provisions of Section 5(c)(ii), on any Business Day after the close of business on January 31, 2016 (any such Business Day referred to in this sentence, an “Optional Redemption Date”), the Partnership may redeem in whole or from time to time in part, out of funds legally available therefor, the Series C Term Preferred Units, at a redemption price per unit of Series C Term Preferred Units (the “Optional Redemption Price”) equal to (x) the liquidation preference per Series C Term Preferred Unit plus (y) an amount equal to all unpaid distributions on such Series C Term Preferred Unit accumulated to (and including) the Optional Redemption Date (whether or not earned or declared by the Partnership, but excluding interest thereon).

(ii) If fewer than all of the outstanding Series C Term Preferred Units are to be redeemed pursuant to Section 5(c)(i), the Series C Term Preferred Units to be redeemed shall be selected either (A) pro rata, (B) by lot or (C) in such other manner as the General Partner may determine to be fair and equitable. Subject to the provisions hereof and applicable law, the General Partner will have the full power and authority to prescribe the terms and conditions upon which the Series C Term Preferred Units will be redeemed pursuant to this Section 5(c) from time to time.

(iii) The Partnership may not on any date deliver a Notice of Redemption pursuant to Section 5(d) in respect of a redemption contemplated to be effected pursuant to this Section 5(c) unless on such date the Partnership has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount due to holders of Series C Term Preferred Units by reason of the redemption of such Series C Term Preferred Units on such Optional Redemption Date.

(d) Change of Control

(i) If a Change of Control Triggering Event occurs with respect to the Series C Term Preferred Units, unless the Partnership has exercised the option to redeem such Series C Term Preferred Units pursuant to Section 5(c), holders of the Series C Term Preferred Units may require the Partnership to redeem (a “Change of Control Redemption”) the Series C Term Preferred Units at a price equal to the liquidation preference of $25.00 per Series C Term Preferred Unit, plus an amount equal to any accumulated and unpaid distributions up to and including the date of payment, but without interest (a “Change of Control Payment”).

(ii) Within 30 days following any Change of Control Triggering Event or prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed to holders of the Series C Term Preferred Units, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series C Term Preferred Units on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

(iii) The Partnership will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Partnership and the third party purchases all Series C Term Preferred Units properly tendered and not withdrawn under its offer.

(iv) The Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series C Term Preferred Units as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series C Term Preferred Units, the Partnership will comply with those securities laws and regulations and will not be deemed to have breached the Partnership’s obligations under the Change of Control Redemption provisions of the Series C Term Preferred Units by virtue of any such conflict.

(e) Procedures for Redemption.

(i) If the Partnership shall determine or be required to redeem, in whole or in part, Series C Term Preferred Units pursuant to Section 5(b) or (c), the Partnership shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to holders thereof, or request the Redemption and Paying Agent, on behalf of the Partnership, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the number of Series C Term Preferred Units to be redeemed; (C) the applicable Redemption Price on a per unit basis; (D) if applicable, the place or places where the certificate(s) for such units (properly endorsed or assigned for transfer, if the General Partner requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (E) that distributions on the Series C Term Preferred Units to be redeemed will cease to accumulate from and after such Redemption Date; and (F) the provisions hereof under which such redemption is made. If fewer than all Series C Term Preferred Units held by any holder are to be redeemed, the Notice of Redemption delivered to such holder shall also specify the number of Series C Term Preferred Units to be redeemed from such holder or the method of determining such number. The Partnership may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant hereto that such redemption is subject to one or more conditions precedent and that the Partnership shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If the Partnership shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Partnership), the Partnership shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the Series C Term Preferred Units to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Series C Term Preferred Units called for redemption on the Redemption Date. The Partnership may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds.

(iii) Upon the date of the deposit of such Deposit Securities, all rights of the holders of the Series C Term Preferred Units so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such Series C Term Preferred Units shall no longer be deemed outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of distributions thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated distributions, unless previously or contemporaneously declared and paid as contemplated by the last sentence of Section 5(d)(vi) below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Partnership shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the Series C Term Preferred Units called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Partnership, after which the holders of the Series C Term Preferred Units so called for redemption shall look only to the Partnership for payment of the Redemption Price thereof. The Partnership shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

(iv) On or after the Redemption Date, each holder of Series C Term Preferred Units in certificated form (if any) that are subject to redemption shall surrender the certificate(s) representing such Series C Term Preferred Units to the Partnership at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such Series C Term Preferred Units, without interest, and in the case of a redemption of fewer than all the Series C Term Preferred Units represented by such certificate(s), a new certificate representing the Series C Term Preferred Units that were not redeemed.

(v) Notwithstanding the other provisions of this Section 5, except as otherwise required by law, the Partnership shall not redeem any Series C Term Preferred Units unless all accumulated and unpaid distributions on all outstanding Series C Term Preferred Units and any Parity Preferred Units for all applicable past distribution periods (whether or not earned or declared by the Partnership) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Parity Preferred Units) for the payment of such distributions shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such Parity Preferred Units in accordance with the terms of such Parity Preferred Units, provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding Series C Term Preferred Units pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding Series C Term Preferred Units and any other Parity Preferred Units for which all accumulated and unpaid distributions have not been paid.

(vi) To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance herewith and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No Redemption Default shall be deemed to have occurred if the Partnership shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any units where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Series C Term Preferred Units, distributions may be declared and paid on such Series C Term Preferred Units in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such Series C Term Preferred Units shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.

(f) Redemption and Paying Agent as Trustee of Redemption Payments by Partnership. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of Series C Term Preferred Units called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of holders of Series C Term Preferred Units so to be redeemed until paid to such holders in accordance with the terms hereof or returned to the Partnership in accordance with the provisions of Section 5(d)(iii) above.

(g) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 5, the Partnership shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any applicable Maryland law, but shall effect no redemption except in accordance with any applicable Maryland law.

(h) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 5, the Partnership may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the Series C Term Preferred Units; provided that such modification does not materially and adversely affect the holders of the Series C Term Preferred Units or cause the Partnership to violate any applicable law, rule or regulation; and provided, further, that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

6. Voting Rights. Holders of the Series C Term Preferred Units will not have any voting rights.

7. Conversion. The Series C Term Preferred Units are not redeemable for, convertible into or exchangeable for any other property or securities of the Partnership.

8. Term. The Series C Term Preferred Units will not be subject to any sinking fund but must be redeemed or called for redemption upon proper notice and a sum sufficient for the payment thereof set apart for payment on January 31, 2017.

9. No Preemptive Rights. No holder of the Series C Term Preferred Units shall, as such holder, have any preemptive rights to purchase or subscribe for additional Partnership Interests in the Partnership or any other security of the Partnership which it may issue or sell.

10. Status of Redeemed or Repurchased Series C Term Preferred Units. Series C Term Preferred Units that at any time have been redeemed or purchased by the Partnership shall, after such redemption or purchase, have the status of authorized but unissued units.

11. Notice. All notices or communications hereunder, unless otherwise specified herein, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight mail or delivery or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 11 shall be deemed given on the date received or, if mailed by first class mail, on the date five calendar days after which such notice is mailed.